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                                                                     EXHIBIT 5.1

           [NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. LETTERHEAD]




                               December 31, 1996


Phoenix International Ltd., Inc.
900 Winderley Place
Suite 140
Maitland, Florida 32751

Gentlemen:

         We have acted as counsel to Phoenix International Ltd., Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 730,985 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, that may be issued pursuant to the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of March 18, 1995, the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of October 21, 1995, and the Phoenix International Ltd., Inc. 1996 Director Stock Option Plan, effective as of May 24, 1996 (collectively, the "Plans"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares covered by the Registration Statement, which may be issued pursuant to the Plans, will, when issued in accordance with the Plans, be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                              Very truly yours,

                              NELSON MULLINS RILEY & SCARBOROUGH, L.L.P

                              /s/ NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.